Exhibit 4.7

WARRANT

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CAPSOURCE FINANCIAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase 2,179,664 shares of Common Stock of

CapSource Financial, Inc. (subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. 2006-009	Issue Date May 1, 2006

CAPSOURCE FINANCIAL, INC., a corporation organized under the laws of Colorado (the “Company”), hereby certifies that, for value received, Randolph M. Pentel (the “Holder”), or its assigns, is entitled, subject to the terms set forth below, to subscribe for and purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., Boulder, Colorado time, through five (5) years after such date (the “Expiration Date”), up to 2,179,664 fully paid and nonassessable shares of Common Stock (as hereinafter defined) of the Company at a purchase price of $.90 per share (the “Purchase Price”), upon submission to and acceptance by the Company the Form of Subscription (attached as Exhibit A) together with payment of the total Purchase Price for the number of shares of Common Stock subscribed for. The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

1.	Definitions.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)          The term “Business Day” shall mean a day other than a Saturday or Sunday or a day on which the Securities and Exchange Commission or banks in the State of Minnesota are authorized or required to be closed.

(b)          The term “Company” shall include CapSource Financial, Inc. and any corporation which shall succeed or assume the obligations of CapSource Financial, Inc. hereunder.

(c)          The term “Common Stock” includes (i) the Company’s Common Stock, $.01 par value per share, (ii) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the Holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the Holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even if the right so to vote has been suspended by the happening of such a contingency) and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(d)          The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of the Warrant at that time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in a number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise.

2.	Exercise of Option.

2.1         Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to the Company at its principal place of business this Warrant, a written notice in substantially the Form of Subscription attached hereto as Exhibit A, of the Holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased (which shall be a whole number of shares if for less than all the Warrant Shares then issuable hereunder), and payment of the Exercise Price (as defined below) with respect to such Warrant Shares. Such payment may be made, at the option of the Holder, either (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of the Purchase Price times the number of Warrant Shares (the “Exercise Price”) as to which this Warrant is being exercised or (b) by a “cashless exercise” of this Warrant, in which event the Holder shall receive from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having an aggregate value determined by reference to the Closing Price (as defined below) on the Business Day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised. The term “Closing Price” shall mean the last sale price at which a share of the Company’s Common Stock was sold as of the end of a Business Day as published on the OTC Bulletin Board or such other exchange or automatic quotation system on which the Company’s Common Stock is then listed.

The Company shall, as promptly as practicable and in any event within seven (7) days after receipt of such notice and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the Warrant Shares so acquired. The certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of Warrant Shares, as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock issuable under this Warrant, which new Warrant shall, in all other respects, be identical to this Warrant. The Company shall pay all expenses, stamp, documentary and similar taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants under this provision.

2.2         Warrant Shares to Be Fully Paid And Nonassessable. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

2.3         Legend. Each certificate for Warrant Shares issued upon exercise of this Warrant, shall, unless at the time of exercise such shares are registered under the Securities Act, bear the following legend:

"THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAW. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CAPSOURCE FINANCIAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the Holder of such certificate (who may be an employee of such Holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

3.	Adjustment for Reorganization, Consolidation, Merger, etc.

3.1          Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 2, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2          Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holders of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company having its principal office in Minneapolis, Minnesota, as trustee (the “Trustee”) for the Holder or Holders of the Warrants.

3.3          Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 5. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Holders of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

4.            Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 2, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5.            Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant.

6.            Reservation of Stock, etc, Issuable on Exercise of Warrant; Financial Statements. From and after the Issue Date of this Warrant, the Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the Holders of the Company’s Common Stock.

7.            Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered Holder hereof (a “Transferor”) with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement

Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, the Company at its expense, but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.            Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.            Registration Rights. The Company grants registration rights to the Holder of this Warrant for any shares of Common Stock exercisable hereof under the same terms as set forth in the Registration Rights Agreement, each dated of even date herewith between the Company and the initial Holder hereof.

10.          Indemnification. The Company shall indemnify, defend and hold harmless the Holder and its respective officers, directors, underwriters and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, including its assigns, against any losses, claims, damages or liabilities to which the Holder or any of the foregoing persons may become subject or claimed to be subject, to the fullest extent as provided under and as set forth in the Securities Purchase Agreement.

11.          Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12.          Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

13.          Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of Minnesota, without regard to principles of conflicts of laws. Any dispute relating to this Warrant shall be adjudicated in state or federal courts located in the State of Minnesota. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[signature page follows]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

CAPSOURCE FINANCIAL, INC. a Colorado corporation

		By:	/s/ Steven E. Reichert
its: Vice President and Secretary

Witness:	/s/ David B. Dean

Exhibit A

FORM OF SUBSCRIPTION

(to be signed only on exercise of Warrant)

TO: CAPSOURCE FINANCIAL, INC.

The undersigned, pursuant to the provisions set forth in the attached Common Stock Purchase Warrant (No. _____), hereby irrevocably elects to purchase:

__________ shares of the Common Stock covered by such Warrant

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $__________, as follows:

☐	in lawful money of the United States; or
☐	by “cashless exercise” as provided in Section 2.1(b) of the Common Stock Purchase Warrant.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________, whose address is :

__________________________________________

__________________________________________

__________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under the such Act.

Date:
(Signature must conform to name of Holder as specified on the face of the Warrant)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of CAPSOURCE FINANCIAL, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of CAPSOURCE FINANCIAL, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Date: ______________,______________
(Signature must conform to name of Holder as specified on the face of the warrant)

Signed in the presence of:

(Name)
(address)

ACCEPTED AND AGREED:
[TRANSFEREE]
(address)

(Name)